Exhibit 99.1

Penn Virginia Appoints New Independent Director to the Board

David Geenberg to Step Down from the Board

Schedules 2019 Annual Meeting

HOUSTON, April 15, 2019 – Penn Virginia Corporation (“Penn Virginia” or the “Company”) (NASDAQ: PVAC) today announced that Brian Steck has been appointed to the Company’s Board of Directors and David Geenberg has resigned from the Board, both effective immediately. The Penn Virginia Board will remain composed of six directors, five of whom are independent. The Company also announced that its 2019 Annual Shareholders Meeting will be held at 11:00 a.m. on July 31, 2019.

Mr. Steck has over 20 years of investment experience, most recently focused on the energy sector. He is a Partner and Senior Analyst at Mangrove Partners and currently serves on the Board of Directors of Bonanza Creek Energy, Inc.

Darin Holderness, Co-Chairman of the Penn Virginia Board, said, “We are pleased to have Brian join the Board. Brian is a thoughtful and engaged investor with significant experience in the energy sector. We believe he will provide constructive insight to the Company as we continue our commitment to maximizing value for all of our shareholders and look forward to his contributions as a board member.”

Mr. Holderness continued, “On behalf of the entire board, I thank David for his service and the significant contributions he has made to the Company. During his tenure, David was instrumental in providing strategic guidance and the perspectives of our shareholders.”

Mr. Steck stated, “I am pleased to join the Penn Virginia Board during an exciting time for the Company. Penn Virginia is well positioned to execute on its strategic priorities. I look forward to working closely with the other members of the Board and the management team to continue driving value for all Penn Virginia stakeholders.”

About Penn Virginia Corporation

Penn Virginia Corporation is a pure-play independent oil and gas company engaged in the development and production of oil, NGLs and natural gas, with operations in the Eagle Ford shale in south Texas. For more information, please visit our website at www.pennvirginia.com. The information on the Company’s website is not part of this release.

Forward-Looking Statements

This communication contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts are forward-looking statements, and such statements include, We use words such as “forward,” “estimates,” “outlook,” “expects,” “continues,” “intends,” “plans,” “believes,” “future,” “potential,” “may,” “foresee,” “possible,” “should,” “would,” “could” and variations of such words or similar expressions, including the negative thereof, to identify forward-looking statements. Because such statements include assumptions, risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our ability to satisfy our short-term and long-term liquidity needs, including our ability to generate sufficient cash flows from operations or to obtain adequate financing to fund our capital expenditures and meet working capital needs; negative events or publicity adversely affecting our ability to maintain our relationships with our suppliers, service providers, customers, employees, and other third parties; plans, objectives, expectations and intentions contained in this communication that are not historical; our ability to execute our business plan in volatile and depressed commodity price environments; any decline in and volatility of commodity prices for oil, NGLs, and natural gas; our anticipated production and development results; our ability to develop, explore for, acquire and replace oil and natural gas reserves and sustain production; our ability to generate profits or achieve targeted reserves in our development and exploratory drilling and well operations; any impairments, write-downs or write-offs of our reserves or assets; the projected demand for and supply of oil, NGLs and natural gas; our ability to contract for drilling rigs, frac crews, supplies and services at reasonable costs; our ability to obtain adequate pipeline transportation capacity for our oil and gas production at reasonable cost and to sell the production at, or at reasonable discounts to, market prices; the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from that estimated in our proved oil and natural gas reserves; drilling and operating risks; concentration of assets; our ability to compete effectively against other oil and gas companies; leasehold terms expiring before production can be established and our ability to replace expired leases; costs or results of any strategic initiatives; environmental obligations, results of new drilling activities, locations and methods, costs and liabilities that are not covered by an effective indemnity or insurance; the timing of receipt of necessary regulatory permits; the effect of commodity and financial derivative arrangements, and counterparty risk related to the ability of parties to these arrangements to meet their future obligations; the occurrence of unusual weather or operating conditions, including force majeure events and hurricanes; our ability to retain or attract senior management and key employees; compliance with and changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; physical, electronic and cybersecurity breaches; litigation that impacts us, our assets or our midstream service providers; uncertainties relating to general domestic and international economic and political conditions; actions by our shareholders; and other risks set forth in our filings with the SEC. Additional information concerning these and other factors can be found in our press releases and public filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. In addition, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The statements in this communication speak only as of the date of communication. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

Contact

Clay Jeansonne

Investor Relations

Ph: (713) 722-6540

E-Mail: invest@pennvirginia.com